Filed pursuant to Rule 424(b)(3)

Registration No. 333-133037

PROSPECTUS SUPPLEMENT NO. 1

(To the Prospectus dated May 4, 2006)

7,386,022 Shares

Common Stock

This prospectus supplement supplements the prospectus dated May 4, 2006 (the “Prospectus”), relating to the sale by the selling stockholders of up to 7,386,022 shares of common stock of Whittier Energy Corporation.  This prospectus supplement is incorporated by reference into, and should be read in conjunction with, the Prospectus.  If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

INVESTING IN OUR COMMON STOCK INVOLVES RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 3 OF AND “FORWARD-LOOKING STATEMENTS” ON PAGE 22 OF THE PROSPECTUS BEFORE YOU INVEST IN OUR COMMON STOCK.

This prospectus supplement is filed solely for the purpose of updating and correcting certain information included in the table selling stockholders beginning on page 13 of the Prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is August 10, 2006.

Selling Stockholders

As of August 10, 2006, the selling stockholder table included under the section entitled “SELLING STOCKHOLDERS” beginning on page 12 of the Prospectus, is revised to update and correct information relating to certain selling stockholders.   The following table and the related footnotes listed below the table replace in their entirety the Selling Stockholder table and accompanying footnotes contained in the Prospectus.

Selling Stockholder	Number of Shares of Common Stock Owned Prior to the Offering	Number of Shares of Common Stock Being Offered Hereby	Number of Shares of Common Stock Owned After Completion of the Offering	Percentage of Shares of Common Stock Owned After Completion of the Offering
Adam J. Rhodes 1981 Trust (1) (2)	35,000	20,000	15,000	*
Adventure Seekers Travel (3)	228,916	17,400	171,516	1.4%
Alice R. Hudspeth (4)	9,000	9,000	0	*
Alpha US Sub Fund I, LLC (5)	45,770	45,770	0	*
Ann B. Wilson	4,000	4,000	0	*
Axia Offshore Partners LTD (5)	64,006	64,006	0	*
Axia Partners LP (6)	63,850	63,850	0	*
Axia Partners Qualified LP (6)	117,737	117,737	0	*
BBT Fund LP (7)	74,590	74,590	0	*
Beachstone Joint Venture LTD (1) (8)	40,000	40,000	0	*
Bermuda Partners LP (9)	34,700	34,700	0	*
Blueprint Partners LP (10)	54,160	54,160	0	*
Boston Partners Long/Short Equity Fund (11)	108,920	108,920	0	*
Boston Partners Long/Short Equity LP 3c1 (11)	13,000	13,000	0	*
Bright Capital Long/Short Equity Partners (11)	15,100	15,100	0	*
British Columbia Investment Management Corporation (12)	100,000	100,000	0	*
Bruce E. Gerhardt (1)	10,000	10,000	0	*
Bruce Slovin	10,000	10,000	0	*
Bryce W. Rhodes 1975 Trust (1) (3)	228,916	20,000	171,516	1.4%
Bryce W. Rhodes IRA (1) (3)	228,916	20,000	171,516	1.4%
Castlerock Fund, Ltd. (9)	154,000	154,000	0	*
CastleRock Partners II LP (13)	20,000	20,000	0	*
CastleRock Partners LP (13)	246,000	246,000	0	*
Cenco (Wray & Todd) (4)	32,000	32,000	0	*
Charles B. Ceisel	3,000	3,000	0	*
Charles O. Buckner (1) (14)	43,197	18,700	24,497	*
Charles Schwab & Co., Inc FBO John Black, IRARollover (4)	5,500	5,500	0	*
Charles Schwab & Co., Inc, FBO Barnett L. Gershen, IRA Rollover (4)	3,350	3,350	0	*
Charles Schwab & Co., Inc, FBO Brookstone L.P. Esp FBO John D. Carson (4)	4,150	4,150	0	*
Charles Schwab & Co., Inc, FBO C. Rodney and Rebecca Broesche (4)	1,850	1,850	0	*
Charles Schwab & Co., Inc, FBO Gerald Wayne Broesche and Brook Anne Broesche (4)	7,500	7,500	0	*
Charles Schwab & Co., Inc. FBO Adam Naaman Md Employee Profit Sharing Plan (4)	4,000	4,000	0	*
Charles Schwab & Co., Inc. FBO Black Foundation (4)	2,400	2,400	0	*
Charles Schwab & Co., Inc. FBO David A. Todd (4)	7,250	7,250	0	*
Charles Schwab & Co., Inc. FBO David and Marlene Spolane, TIC (4)	5,000	5,000	0	*

Selling Stockholder	Number of Shares of Common Stock Owned Prior to the Offering	Number of Shares of Common Stock Being Offered Hereby	Number of Shares of Common Stock Owned After Completion of the Offering	Percentage of Shares of Common Stock Owned After Completion of the Offering
Charles Schwab & Co., Inc. FBO E. Holt Williams, IRA Rollover (4)	3,500	3,500	0	*
Charles Schwab & Co., Inc. FBO Edward and Barbara Hansen Family Partnership Ltd #2 (4)	2,800	2,800	0	*
Charles Schwab & Co., Inc. FBO Greg Kung (4)	15,000	15,000	0	*
Charles Schwab & Co., Inc. FBO J&S Black FLP (4)	8,400	8,400	0	*
Charles Schwab & Co., Inc. FBO John C. Middleton Jr. (4)	3,500	3,500	0	*
Charles Schwab & Co., Inc. FBO King Investment Advisors, Inc. (15)	16,000	16,000	0	*
Charles Schwab & Co., Inc. FBO Magnolia Charitable Trust (4)	5,750	5,750	0	*
Charles Schwab & Co., Inc. FBO Mary L. G. Theroux Charitable Remainder Unitrust (4)	8,000	8,000	0	*
Charles Schwab & Co., Inc. FBO Mary L. G. Theroux Revocable Living Trust (4)	8,750	8,750	0	*
Charles Schwab & Co., Inc. FBO Nesting Ltd Partnership (4)	3,100	3,100	0	*
Charles Schwab & Co., Inc. FBO Richard A. and Sandra S. Greenstone, JTWROS (4)	3,000	3,000	0	*
Charles Schwab & Co., Inc. FBO Roger E. King, Separate Property (4)	16,500	16,500	0	*
Charles Schwab & Co., Inc. FBO Wylie R. Barrow Jr. and Rosalind K. Barrow, JTWROS (4)	4,200	4,200	0	*
Concentrated Alpha Partners (16)	83,330	83,330	0	*
Dale McCleary	2,000	2,000	0	*
Dallas Parker (1) (17)	31,816	14,350	7,466	*
Daniel Silverman (1) (18)	98,094	10,000	88,094	*
David Cury (1)	10,000	10,000	0	*
Denise Heiser	1,740	1,740	0	*
Dow Chemical Employees’ Retirement Plan (12)	170,000	170,000	0	*
EBS MicroCap Partners (19)	44,360	44,360	0	*
EBS Partners (19)	154,500	154,500	0	*
Endeavor Asset Management LP (20)	25,000	25,000	0	*
Eric F. Yuhl 2002 Revocable Trust (1) (21)	20,000	20,000	0	*
Exploration Capital Partners Limited Partnership (1) (22)	420,437	420,437	0	*
Fountainhead Special Value Fund (4)	53,000	53,000	0	*
Frederick W. Zimmerman (23)	100,000	100,000	0	*
George F. Wood	50,000	50,000	0	*
Gerhard C. J. Jansen (1)	5,000	5,000	0	*
GK Holt Company, Inc. mppp FBO Philip Morgan (1) (24)	14,350	14,350	0	*
Global Resource Investments Ltd. (25)	19,876	19,876	0	*
Graziadio Investment Company, a California Limited Partnership (26)	182,670	182,670	0	*
Greg H. Kubicek	54,800	54,800	0	*
HFR HE Advantage Master Trust (11)	29,650	29,650	0	*
HFR HE Systematic Master Trust (27)	40,000	40,000	0	*
Holcomb Oil and Gas, Inc. (1) (28)	18,690	18,690	0	*
J. Curtis Henderson (1)	15,220	15,220	0	*
J. Steven Emerson IRA R/O II (29)	250,000	250,000	0	*
JVL Global Energy (30)	11,920	11,920	0	*
JVL Global Energy (QP) LP (30)	17,880	17,880	0	*
Ken F. Womack	6,960	6,960	0	*

Selling Stockholder	Number of Shares of Common Stock Owned Prior to the Offering	Number of Shares of Common Stock Being Offered Hereby	Number of Shares of Common Stock Owned After Completion of the Offering	Percentage of Shares of Common Stock Owned After Completion of the Offering
Laborer’s District Council & Contractors of Ohio Pension Fund (11)	30,000	30,000	0	*
Laddia A. Whittier 1966 Trust (1) (31)	42,384	42,384	0	*
Laddia A. Whittier 1981 Trust (1) (32)	140,615	140,615	0	*
Lieven J. Van Riet (1)	30,000	30,000	0	*
Louis Davis (1)	5,000	5,000	0	*
MDW & Associates, LLC (1) (33)	10,000	10,000	0	*
Mercaldo Family Trust Dated October 8, 2002 (1) (34)	37,400	37,400	0	*
Michael B. Young IRA (1) (35)	90,450	16,960	73,490	*
Michael Klass	4,180	4,180	0	*
Michael R. Lance	8,350	8,350	0	*
MOA All American Fund, Small Cap (36)	74,100	74,100	0	*
Mutual of America Aggressive Equity Fund Value (36)	302,200	302,200	0	*
Mutual of America Aggressive Value (36)	14,600	14,600	0	*
Mutual of America Institutional Funds, Inc. All America Fund (36)	9,100	9,100	0	*
Naufal Capital LP (37)	30,000	30,000	0	*
Navitas Fund LP (30)	8,700	8,700	0	*
New York State Nurses Association Pension Plan (12)	100,000	100,000	0	*
Northwestern Mutual (38)	565,000	565,000	0	*
Ohio Carpenter’s Pension Fund (12)	50,000	50,000	0	*
Oregon Investment Council (12)	300,000	300,000	0	*
Park West Investors LLC (39)	163,180	163,180	0	*
Park West Partners International LTD (40)	36,820	36,820	0	*
Pleiades Investment Partners-R, LP (41)	88,000	88,000	0	*
Potomac Capital Partners LP (41)	132,000	132,000	0	*
Potomac International Limited (41)	80,000	80,000	0	*
Rabke Family Trust (4)	6,000	6,000	0	*
Raymond D. Sphire, Jr. (1)	10,000	10,000	0	*
Retirement Program for Employees of Union Carbide Corporation (12)	130,000	130,000	0	*
RL Capital Partners, L.P. (42)	25,000	25,000	0	*
Ronin Resources, LLC (1) (43)	20,000	20,000	0	*
Shirley P. Rabke (4)	10,000	10,000	0	*
Smoke Holdings, Ltd. (44)	40,000	40,000	0	*
The Stanley and Linda Gerlach Family Trust (1) (45)	17,000	17,000	0	*
Stratford Partners (46)	25,000	25,000	0	*
Terry Rhodes Joyner 1975 Trust (1) (47)	39,396	39,396	0	*
Texas Independent Exploration Limited (48)	195,041	195,041	0	*
UBS Financial Services Inc. Custodian FBO James E. Brasher, IRA Rollover (4)	3,500	3,500	0	*
UBS Financial Servces Inc. Custodian FBO Bill Ham (4)	34,500	34,500	0	*
UBS Financial Services Inc. Custodian FBO Bill Ham, IRA Rollover (4)	12,000	12,000	0	*
UBS Financial Services Inc. Custodian FBO Emily L. Todd (4)	10,000	10,000	0	*
UBS Financial Services Inc. Custodian FBO Lucie W. Todd (4)	15,000	15,000	0	*
United Capital Management (49)	125,000	125,000	0	*
US Bank, Na Custodian FBO Barnett L. Gershen (4)	9,000	9,000	0	*
US Bank, Na Custodian FBO H J Foster, IRA Rollover (4)	8,250	8,250	0	*

Selling Stockholder	Number of Shares of Common Stock Owned Prior to the Offering	Number of Shares of Common Stock Being Offered Hereby	Number of Shares of Common Stock Owned After Completion of the Offering	Percentage of Shares of Common Stock Owned After Completion of the Offering
US Bank, Na Custodian FBO King Investment Advisors, Inc. Profit Sharing Plan (4)	2,500	2,500	0	*
US Bank, Na Custodian FBO Rene Drouin and Julie Drouin, JTWROS (4)	3,250	3,250	0	*
US Bank, Na Custodian FBO Robert H. Dunlap Irrevocable Trust # 101 Dtd 04-02-1987 (4)	4,500	4,500	0	*
US Bank, Na Custodian FBO Fsb & Co. U/A Dtd 12/04/02 (4)	160,000	160,000	0	*
Van Simmons (1)	10,000	10,000	0	*
Wells Fargo Bank, Na Custodian FBO Houston Pilot Pension Plan & Trust (50)	13,000	13,000	0	*
Whittier Ventures LLC (1) (51)	1,923,960	906,330	1,017,630	8.1%
William R. Lang IRA	5,000	5,000	0	*
Total		7,386,022

* Less than one percent.

(1)

This selling stockholder participated in a private placement of Whittier’s equity securities that closed on June 30, 2004 and purchased one or more units, each consisting of 5,000 shares of common stock and a warrant to purchase 5,000 shares of common stock at an exercise price of $7.50 per share.

(2)	Adam J. Rhodes, as co-trustee of the Adam J. Rhodes 1981 Trust, may be deemed to have voting and investment control with respect to the common stock held by the trust.

(3)

Bryce Rhodes is the President of Adventure Seekers Travel and a trustee of the Bryce W. Rhodes 1975 Trust and as such exercises voting and investment control over the shares held by these selling stockholders. Mr. Rhodes is President and Chief Executive Officer and a member of the board of directors of Whittier.

(4)

King Investment Advisors, Inc. is the investment advisor to this selling stockholder. Robert E. King is the President of the investment advisor and has voting and investment control over the shares held by this selling stockholder.

(5)

Raymond Garea is the Chief Executive Officer of Axia Capital Management, LLC, which is the investment manager of this selling stockholder. By virtue of his position with Axia Capital Management, LLC, Mr. Garea exercises voting and investment control over the shares held by this selling stockholder.

(6)

Raymond Garea is the Chief Executive Officer of Axia Capital Management, LLC, which is the general partner of this selling stockholder. By virtue of his position with Axia Capital Management, LLC, Mr. Garea exercises voting and investment control over the shares held by this selling stockholder.

(7)

BBT Genpar, L.P. is the general partner of BBT Fund, L.P., and BBT-FW, Inc., is the general partner of BBT Genpar, L.P. Sid R. Bass holds voting and investment control over the shares held by this selling stockholder.

(8)

The Graziadio Family Trust holds ownership control of Beachstone Joint Venture LTD. As co-trustees of the Graziadio Family Trust, Phil Bardack and William Lang may be deemed to have voting and investment control with respect to the Whittier securities held by Beachstone Joint Venture Ltd.

(9)

CastleRock Asset Management, Inc. is the investment advisor to this selling stockholder. Maria Lamari Burden is the Chief Financial Officer of the investment advisor and as such may be deemed to have voting and investment control over the shares held by this selling stockholder.

(10)	Rajesh Idnani is the Manager of Blueprint Partners LP and as such exercises voting and investment control over the shares held by this selling stockholder.

(11)

Robert T. Jones is the Portfolio Manager of Boston Partners Asset Management, LLC, which is the investment advisor of this selling stockholder. By virtue of his position with Boston Partners Asset Management, LLC, Mr. Jones exercises voting and investment control over the shares held by this selling stockholder.

(12)	Wellington Management Company, LLP is the investment adviser of this selling stockholder and as such exercises voting and investment control over the shares held by this selling stockholder.

(13)

CastleRock Asset Management, Inc. is the general partner of this selling stockholder. Maria Lamari Burden is the Chief Financial Officer of the general partner and as such may be deemed to have voting and investment control over the shares held by this selling stockholder.

(14)	Charles O. Buckner is a member of Whittier’s board of directors.

(15)	Robert E. King is the President of King Investment Advisors, Inc. this selling stockholder and has voting and investment control over the shares held by this selling stockholder.

(16)

CAP Genpar, L.P. is the general partner of Concentrated Alpha Partners, L.P., and CAP-FW Inc., is the general partner of CAP Genpar, L.P. Sid R. Bass exercises voting and investment control over the shares held by this selling stockholder.

(17)	Dallas Parker is the Corporate Secretary of Whittier.

(18)	Daniel Silverman is the Chief Operating Officer of Whittier.

(19)

Paul Crichton is the Director of Trading of EBS Asset Management, which is the investment advisor of this selling stockholder. By virtue of his position with the investment advisor, Mr. Crichton exercises voting and investment control over the shares held by this selling stockholder.

(20)	Patrick Tully is the general partner of Endeavor Asset Management L.P. and as such exercises voting and investment control over the shares held by this selling stockholder.

(21)	Eric F. Yuhl is the sole trustee of the Eric F. Yuhl 2002 Revocable Trust and therefore has voting and investment control of the Whittier securities owned by the trust.

(22)

Resource Capital Investment Corporation is the general partner of this selling stockholder. Arthur Richards Rule is the President of the general partner and as such may be deemed to have voting and investment control over the shares held by this selling stockholder.

(23)	Mr. Zimmerman is the sole owner of Texas Independent Exploration Limited. See Note 48.

(24)	Phillip Morgan is the trustee of this selling stockholder and has sole voting and investment control over the shares held by this selling stockholder.

(25)

Arthur Richards Rule and Bonnie Rule are co-trustees of the Rule Family Trust udt 12/17/98, which owns 100% of the general partner of Global Resource Investments Ltd., and therefore may be deemed to have voting and investment control with respect to the Whittier securities held by Global Resource Investments Ltd., a registered broker/dealer. Whittier issued 9,938 shares of common stock and a warrant for 9,938 shares of common stock exercisable at $7.50 per share to Global Resource Investments Ltd. as payment for services rendered as a placement agent in connection with the June 2004 private offering

(26)	Mary Lou Area, Alida Calvillor and G. Louis Graziadio III have voting and investment control over the shares held by this selling stockholder.

(27)

CastleRock Asset Management, Inc. is the trading manager of this selling stockholder. Maria Lamari Burden is the Chief Financial Officer of the trading manager and as such may be deemed to have voting and investment control over the shares held by this selling stockholder.

(28)	W.J. Holcomb is the President of this selling stockholder and has voting and investment control over the shares held by this selling stockholder.

(29)	J. Steven Emerson has voting and investment control over the shares held by this selling stockholder.

(30)

John V. Lovoi is the Portfolio Manager of JVL Advisors, LLC, which is the general partner of this selling stockholder. By virtue of his position with the general partner, Mr. Lovoi exercises voting and investment control over the shares held by this selling stockholder.

(31)	Capital Guardian Trust Company is the sole trustee of the Laddia A. Whittier 1966 Trust.

(32)

As a co-trustee of the Laddia A. Whittier 1981 Trust, Laddia A. Whittier is deemed to have voting and investment control of the shares of common stock held by the trust. Capital Guardian Trust Company is the other co-trustee.

(33)	Michael D. Winn is the sole manager and controlling member of MDW & Associates, LLC, and therefore has voting and investment control of the Whittier securities held by that company.

(34)	As co-trustees of this selling stockholder, Edward L. Mercaldo and Karen A. Mercaldo may be deemed to have voting and investment control over the shares held by this selling stockholder.

(35)	Michael B. Young is Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of Whittier.

(36)	Stephen Rich is the Portfolio Manager of this selling stockholder and as such has voting and investment control over the shares held by this selling stockholder.

(37)

Elie Naufal is the Portfolio Manager of Naufal Capital LLC, which is the investment manager of this selling stockholder. By virtue of his position with the investment manager, Mr. Naufal exercises voting and investment control over the shares held by this selling stockholder.

(38)

Jerome R. Baier is the Portfolio Manager for Northwestern Investment Management Company, which is the investment advisor of this selling stockholder. By virtue of his position with the investment advisor, Mr. Baier exercises voting and investment control over the shares held by this selling stockholder.

(39)

Peter. S. Park is the managing member of Park West Asset Management, LLC, which is the managing member of this selling stockholder. By virtue of his position with the managing member, Mr. Park exercises voting and investment control over the shares held by this selling stockholder.

(40)

Peter. S. Park is the managing member of Park West Asset Management, LLC, which is the investment manager of this selling stockholder. By virtue of his position with the investment manager, Mr. Park exercises voting and investment control over the shares held by this selling stockholder.

(41)

Paul J. Solit is President of Potomac Capital Management, Inc., which is the investment advisor of this selling stockholder. By virtue of his position with the investment advisor, Mr. Solit exercises voting and investment control over the shares held by this selling stockholder.

(42)

Ronald M. Lazan is the managing member of RL Capital Management, LLC, which is the general partner of this selling stockholder. By virtue of his position with the general partner, Mr. Lazan exercises voting and investment control over the shares held by this selling stockholder.

(43)	Michael Lance is the President of Ronin Resources, LLC and has voting and investment control over the shares held by this selling stockholder.

(44)	Greg H. Kubicek has voting and investment control of the Whittier securities held by Smoke Holdings, Ltd.

(45)	As co-trustees of the Stanley and Linda Gerlach Family Trust, Stanley W. Gerlach, Jr. and Linda B. Gerlach have voting and investment control of the Whittier Securities held by the trust.

(46)	Chad Comiteau is the general partner of this selling stockholder. Mr. Comiteau and Mark Fain exercise voting and investment control over the shares held by this selling stockholder.

(47)	Terry Whittier is the sole trustee of the Terry Rhodes Joyner 1975 Trust and therefore has voting and investment control of the Whittier common stock held by the trust.

(48)	Frederick W. Zimmerman is the sole owner of Texas Independent Exploration Limited and therefore has voting and investment control over the securities held by this selling stockholder.

(49)	James A. Lustig is a Principal of United Capital Management, Inc. and has voting and investment authority of the shares held by this selling stockholder.

(50)	Juanita Webb is the Assistant Vice President of Wells Fargo Bank and has voting and investment control over the shares held by this selling stockholder.

(51)

Arlo Sorensen is the co-trustee of seventeen trusts that are members of Whittier Ventures, LLC. The seventeen trusts constitute a majority of the outstanding membership interests of Whittier Ventures, LLC, therefore Mr. Sorensen, who is a member of Whittier’s board of directors, is deemed to have voting and investment control over the shares held by this selling shareholder.